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                                                WARRANTECH CORPORATION AND SUBSIDIARIES
                                                              EXHIBIT 11
                                            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                                              (UNAUDITED)

                                                         For the Three         Months Ended June 30,
                                                 --------------------------------------------------
                                                           1997                      1996
Earnings:
Net Income                                       $    1,327,204             $    2,119,235
                                                 ======================     ======================

Weighted average shares outstanding
 Primary (A):

Common shares                                        13,176,344                 12,989,181

Assumed exercise of  stock options                    2,366,979                    655,271
                                                 ======================     ======================
                                                     15,543,323                 13,644,452
                                                 ======================     ======================
Fully diluted (B)
Common shares                                        13,176,344                  12,989,181

Assumed exercise of stock options                     2,485,217                      720,688
                                                 ======================     ======================
                                                     15,561,661                  13,709,869
                                                 ======================     ======================
Earnings Per Common Share:

    Primary (A)                                        $0.09                     $0.16
    Fully Diluted (B)                                  $0.08                     $0.15


(A)      The treasury method was used in the calculation of primary earnings per share for all periods    presented.

(B)      The modified treasury method was used in the calculation of fully diluted earnings per share for the three months ended June 30, 1997 and 1996.


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